EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated November 24, 2021 and March 18, 2022 with respect to the audited consolidated financial statements of Artelo Biosciences, Inc. and its subsidiaries (collectively, the “Company”) for the years ended August 31, 2021 and 2020 and the four-month transition period ended December 31, 2021, respectively.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 15, 2022